Exhibit 99.1

For more information:	Investor Relations:
Vincent Pilette Chief Financial Officer EFI 650-357-3500	JoAnn Horne Market Street Partners 415-445-3235

EFI Reports Fourth Quarter and Full Year 2012 Results

•	Q4 2012 Revenue Increases 7% to a Record $174 Million
•	FY 2012 Revenue Increases 10% to a Record $652 Million
•	Third Consecutive Year of Double-Digit Growth

Foster City, Calif. – January 24, 2013 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the fourth quarter and full year of 2012.

For the quarter ended December 31, 2012, the Company reported record revenue of $174.1 million, up 7% compared to fourth quarter 2011 revenue of $163.1 million. Fourth quarter 2012 non-GAAP net income was $19.8 million or $0.42 per diluted share compared to non-GAAP net income of $16.6 million or $0.36 per diluted share for the same period in 2011, up 19% and 17%, respectively. GAAP net income was $56.6 million or $1.19 per diluted share, compared to $11.5 million or $0.25 per diluted share for the same period in 2011, up 393% and 376%, respectively.

For the twelve months ended December 31, 2012, the Company reported revenue of $652.1 million, up 10% year-over-year compared to $591.6 million for the same period in 2011. Non-GAAP net income was $61.5 million or $1.29 per diluted share, compared to non-GAAP net income of $53.1 million or $1.12 per diluted share for the same period in 2011, up 16% and 15%, respectively. GAAP net income was $83.3 million or $1.74 per diluted share, compared to GAAP net income of $27.5 million or $0.58 per diluted share for the same period in 2011, up 203% and 200%, respectively.

“We finished 2012 with a very strong quarter that marked a record year for EFI. The fourth quarter again demonstrated tremendous execution and commitment by our team, solidifying our third consecutive year of double-digit growth,” said Guy Gecht, Chief Executive Officer of EFI. “We are excited about 2013 and the growth opportunities ahead for EFI and our customers.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ (www.efi.com) is a worldwide provider of products, technology, and services leading the transformation of analog to digital imaging. Based in Silicon Valley with offices around the globe, the company’s powerful integrated product portfolio includes digital front-end servers; superwide, wide-format, label, and ceramic inkjet presses and inks; production workflow, web-to-print, and business automation software; and office, enterprise, and mobile cloud solutions. These products allow users to produce, communicate and share information in an easy and effective way, and enable businesses to increase their profits, productivity, and efficiency.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, future opportunities for EFI and its customers, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; any disruptions in our operations and additional expenses that we may incur as a result of our relocation from the Foster City campus; the compliance with the new requirements regarding the “conflict minerals,” if they are found to be used in our products, and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income (loss), as the case may be, and earnings per diluted share that are GAAP net income (loss), as the case may be, and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three and twelve months ended December 31, 2012 and 2011 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss), as the case may be, or earnings per diluted share prepared in accordance with GAAP.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue	$174,105	$163,058	$652,137	$591,556
Cost of revenue	79,820	72,141	297,316	260,573

Gross profit	94,285	90,917	354,821	330,983
Operating expenses:
Research and development	30,103	30,051	120,298	115,901
Sales and marketing	32,035	31,451	125,513	119,487
General and administrative	13,893	13,206	50,727	53,756
Amortization of identified intangibles	5,160	2,528	18,594	11,248
Restructuring and other	1,273	942	5,803	3,258

Total operating expenses	82,464	78,178	320,935	303,650

Income from operations	11,821	12,739	33,886	27,333
Interest and other income (expense), net	336	(1,484)	1,137	3,087

Income before income taxes	12,157	11,255	35,023	30,420
Benefit from (provision for) income taxes	44,462	222	48,246	(2,955)

Net income	$56,619	$11,477	$83,269	$27,465

Fully Diluted EPS calculation
Net income	$56,619	$11,477	$83,269	$27,465

Net income per diluted common share	$1.19	$0.25	$1.74	$0.58

Shares used in diluted per share calculation	47,566	46,765	47,734	47,579

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$56,619	$11,477	$83,269	$27,465

Amortization of identified intangibles	5,160	2,528	18,594	11,248
Stock based compensation – Cost of revenue	367	330	1,193	1,664
Stock based compensation – Research and development	1,532	1,711	5,719	5,723
Stock based compensation – Sales and marketing	915	1,047	3,320	4,133
Stock based compensation – General and administrative	2,572	2,718	9,490	11,848
Acquisition-related transaction costs	993	787	2,200	2,326
Imputed net expenses related to sale of building and land	377	—	377	—
Change in fair value of contingent consideration	44	—	(1,360)	1,476
Restructuring and other	1,273	942	5,803	3,258
Litigation settlements	—	—	256	—
Gain on sale of minority investment in a privately-held company	—	—	—	(2,866)

Tax effect of non-GAAP adjustments	(50,022)	(4,912)	(67,375)	(13,214)

Non-GAAP net income	$19,830	$16,628	$61,486	$53,061

Non-GAAP net income per diluted common share	$0.42	$0.36	$1.29	$1.12

Shares used in per share calculation	47,566	46,765	47,734	47,579

Note: all items included within general and administrative expense unless otherwise indicated by the caption.

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	Years Ended December 31,
	2012	2011
Assets
Cash and cash equivalents	$283,996	$120,058
Short-term investments	80,966	99,100
Accounts receivable, net	135,110	91,923
Inventories	58,343	44,788
Other current assets	74,877	20,792

Total current assets	633,292	376,661
Property and equipment, net	86,582	30,096
Restricted investments	—	56,850
Goodwill	218,269	164,323
Intangible assets, net	80,244	55,992
Other assets	55,397	55,812

Total assets	$1,073,784	$739,734

Liabilities & Stockholders’ equity
Accounts payable	$63,446	$46,965
Deferred proceeds from property transaction	180,216	—
Accrued and other liabilities	118,060	82,289
Income taxes payable	7,562	2,583

Total current liabilities	369,284	131,837
Contingent and other liabilities	17,742	3,427
Deferred tax liabilities	6,210	4,090
Long term taxes payable	29,755	35,597

Total liabilities	422,991	174,951
Total stockholders’ equity	650,793	564,783

Total liabilities and stockholders’ equity	$1,073,784	$739,734

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income	$83,269	$27,465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,032	18,765
Deferred taxes	(52,820)	(2,691)
Excess tax benefit from stock-based compensation	(1,360)	(2,038)
Stock-based compensation	19,721	23,369
Provision for inventory obsolescence	3,231	6,991
Provision for allowance for bad debts and sales-related allowances	3,250	2,010
Gain on sale of minority investment in a privately-held company	—	(2,866)
Other non-cash charges and adjustments	3,193	2,852
Changes in operating assets and liabilities	(32,162)	(1,661)

Net cash provided by operating activities	53,354	72,196

Cash flows from investing activities:
Purchases of short-term investments	(64,528)	(99,155)
Proceeds from sales and maturities of short-term investments	80,992	101,716
Purchases, net of proceeds from sales, of property and equipment	(6,147)	(9,828)
Proceeds from property transaction, net of direct transaction costs	179,173	—
Businesses purchased, net of cash acquired	(61,591)	(36,690)
Proceeds from sale of minority investment in a privately-held company	—	2,866
Proceeds from notes receivable of acquired business	5,216	713

Net cash provided by (used for) investing activities	133,115	(40,378)

Cash flows from financing activities:
Proceeds from issuance of common stock	18,958	8,123
Purchases of treasury stock and net settlement of restricted stock	(35,176)	(45,841)
Repayment of debt assumed through business acquisitions	(6,914)	(210)
Contingent consideration related to businesses acquired	(969)	(1,746)
Excess tax benefit from stock-based compensation	1,360	2,038

Net cash used for financing activities	(22,741)	(37,636)

Effect of foreign exchange rate changes on cash and cash equivalents	210	(487)

Increase (decrease) in cash and cash equivalents	163,938	(6,305)
Cash and cash equivalents at beginning of year	120,058	126,363

Cash and cash equivalents at end of period	$283,996	$120,058

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue by Operating Segment
Industrial Inkjet	$86,219	$72,629	$320,228	$240,318
Productivity Software (1)	29,423	23,659	103,466	81,165
Fiery	58,463	66,770	228,443	270,073

Total	$174,105	$163,058	$652,137	$591,556

Revenue by Geographic Area
Americas	$102,762	$103,323	$354,114	$345,303
EMEA	47,574	44,701	195,397	178,471
APAC	23,769	15,034	102,626	67,782
Japan	5,580	7,068	27,870	35,655
ROW	18,189	7,966	74,756	32,127

Total	$174,105	$163,058	$652,137	$591,556

(1)	Previously referred to as APPS. In Q1 2012, we re-named our APPS operating segment as the “Productivity Software” operating segment.

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles and stock-based compensation expense, as well as restructuring-related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include acquisition-related transaction costs and the costs to integrate such acquisitions into our business, sale of a non-strategic minority investment in a privately held company, and changes in fair value of contingent consideration.

These excluded items are described below:

•	Recurring charges and gains, including:

•

Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis. Post-acquisition non-competition agreements are amortized over their term.

•	Stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation.

•	Non-recurring charges and gains, including:

•	Restructuring and other, that consists of:

¡	Restructuring charges incurred as we are consolidating our facilities and, as a result, reduce the size of our workforce.

¡	Acquisition-related executive deferred compensation costs, which are dependent on the continuing employment of a former shareholder of an acquired company are being amortized on a straight-line basis.

¡	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•

On November 1, 2012, we sold our 294,000 square foot building located at 303 Velocity Way in Foster City, California, which serves as our corporate headquarters, along with approximately four acres of land and certain other assets related to the property, to Gilead for $179.6 million. The property is subject to a leaseback of up to one year for which rent is not required to be paid. This constitutes a form of continuing involvement that prevents gain recognition. Until we vacate the building, the proceeds from the sale including imputed interest, net of direct transaction costs, are accounted for as a current liability on our balance sheet. Imputed interest expense and depreciation, net of accrued sublease income of $0.4 million has been accrued as of December 31, 2012.

•

Change in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to the change in the fair value of the contingent consideration. Because management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods. We believe this approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•

Gain on sale of minority investment in a privately-held company. Other investments, included within other assets, consist of equity and debt investments in privately-held companies that develop products, markets, and services that are considered to be strategic to us. Each of these investments had been fully impaired in prior years. In 2011, we sold one of these investments for $2.9 million because it was no longer considered to be strategic.

•

Settlement of a dispute with the lessor of a facility in the U.K. for $0.5 million in 2012, which was partially offset by the receipt of an additional $0.3 million in insurance proceeds in 2012, net of legal fees and costs, related to our previously disclosed settlement of the shareholder derivative litigation concerning our historical stock option granting practices.

•	Tax effect of non-GAAP adjustments as follows:

•	After excluding the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

•

We have excluded a $43.6 million benefit from our non-GAAP net income for the year ended December 31, 2012 related to a partial recovery of our initial investment in the stock of VUTEk, Inc. This capital loss will never be recognized for financial reporting purposes; consequently, this tax benefit constitutes a permanent tax difference that is recognized in the Consolidated Statement of Operations during 2012.

•

We have excluded a $6.4 million benefit from our non-GAAP net income for the year ended December 31, 2012 related to the step-up of the value of acquired intangibles for tax purposes as a result of an operational restructuring in Spain.

•

We have excluded the recognition of previously unrecognized tax benefits of $10.9 and $2.7 million from our non-GAAP net income for the years ended December 31, 2012 and 2011, respectively, to facilitate comparability of our operating performance between the years. These tax benefits primarily arose from the release of previously unrecognized tax benefits resulting from the expiration of U.S. federal and state statutes of limitations.

•

We have excluded interest accrued on prior year tax reserves of $0.3 and $0.4 million from our non-GAAP net income for the years ended December 31, 2012 and 2011, respectively, as well as other tax benefits of $0.4 million for the year ended December 31, 2011.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.